                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Horizon Medical Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

   (HORIZON MEDICAL LOGO)
                              HORIZON MEDICAL PRODUCTS, INC.

                                                                   April 9, 2001

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Horizon Medical Products, Inc. to be held on May 8, 2001 at One Horizon Way, Manchester, Georgia 31816. The meeting will begin promptly at 11:00 a.m. local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     On behalf of your Board of Directors, thank you for your continued support and interest in Horizon Medical Products, Inc.

                                          Sincerely,

                                          /s/ Marshall B. Hunt

                                          Marshall B. Hunt
                                          Chairman of the Board and
                                          Chief Executive Officer

   (HORIZON MEDICAL LOGO)
                              HORIZON MEDICAL PRODUCTS, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 2001

                             ---------------------

To Our Shareholders:

     The 2001 annual meeting of shareholders of Horizon Medical Products, Inc. will be held at One Horizon Way, Manchester, Georgia, on Tuesday, May 8, 2001, beginning at 11:00 a.m. local time. At the meeting, shareholders will act on the following matters:

          (1) Election of three directors, each for a term of three years;

          (2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 2001;

          (3) Approval of an increase in the total number of shares of the Company's common stock authorized and reserved for issuance under the Company's 1998 Stock Incentive Plan from 800,000 shares to 1,400,000 shares; and

          (4) Any other matters that properly come before the meeting.

     Shareholders of record at the close of business on March 30, 2001 are entitled to vote at the meeting or any postponement or adjournment.

                                          By order of the Board of Directors,

                                          /s/ William E. Peterson, Jr.

                                          William E. Peterson, Jr.
                                          Secretary

April 9, 2001
Manchester, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED. IF THE PROXY IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY WILL SAVE US THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

   (HORIZON MEDICAL LOGO)
                              HORIZON MEDICAL PRODUCTS, INC.

                                ONE HORIZON WAY
                           MANCHESTER, GEORGIA 31816
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement contains information related to the annual meeting of shareholders of Horizon Medical Products, Inc. ("Horizon" or the "Company") to be held on Tuesday, May 8, 2001, beginning at 11:00 a.m., at our offices located at One Horizon Way, Manchester, Georgia, and at any postponements or adjournments thereof. The proxy card enclosed with this Proxy Statement is being solicited by the Board of Directors of Horizon. Voting material for the meeting, which includes this Proxy Statement, the enclosed proxy card and our 2000 Annual Report, will be mailed to our shareholders on or about April 9, 2001.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in Horizon. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Marshall B. Hunt and William E. Peterson, Jr. as your representatives at the meeting. Mr. Hunt and Mr. Peterson will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Hunt and Mr. Peterson will vote your shares, under your proxy, in accordance with their best judgment.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, ratification of the Company's independent auditors and approval of an increase in the total number of shares of the Company's common stock authorized and reserved for issuance under the Company's 1998 Stock Incentive Plan (the "Stock Incentive Plan"). No cumulative voting rights are authorized, and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 30, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. At the close of business on the record date 13,366,278 shares of common stock of the Company were outstanding and entitled to vote at the meeting.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by guests. Registration and seating will begin at 10:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Parking is available at the Company's offices.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted (i) for the three named nominees, (ii) for the ratification of the appointment of the independent auditors and (iii) for the approval of an increase in the total number of shares of the Company's common stock authorized and reserved for issuance under the Company's Stock Incentive Plan.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you will need to obtain a proxy from your stockbroker in order to vote at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and for purposes of determining the number of votes required for approval of a matter.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommenda-tion is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

          (a) for election of the nominated slate of directors (see page 5);

          (b) for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors (see page 14); and

          (c) for the approval of an increase in the total number of shares of the Company's common stock authorized and reserved for issuance under the Company's Stock Incentive Plan from 800,000 shares to 1,400,000 shares (see page 15).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares not voted, whether by marking "ABSTAIN" on your proxy card, by broker non-vote (which is described above) or otherwise, have no impact on the election of directors.

     Other Items. For each other item, including the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors and the approval of an increase in the total number of shares of the Company's common stock authorized and reserved for issuance under the Company's Stock Incentive Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as votes for or against matters presented for shareholder consideration, thus a broker non-vote will also have the effect of a negative vote.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     Based upon a review of filings with the Securities and Exchange Commission, the Company believes that each of Marshall B. Hunt, the Company's Chairman and Chief Executive Officer, William E. Peterson, Jr., the Company's President and Secretary, Roy C. Mallady, Jr., the Company's former Vice Chairman, and Tapir Investments (Bahamas) Ltd. is the beneficial owner of more than 5% of the Company's common stock.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) as of April 1, 2001 by (i) the Company's directors and nominees for director, (ii) the named executive officers of the Company, (iii) the directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than 5% of our common stock.

                                STOCK OWNERSHIP

                                                              NUMBER OF SHARES       PERCENT OF SHARES
NAME(1)                                                     BENEFICIALLY OWNED(2)       OUTSTANDING
-------                                                     ---------------------    -----------------
DIRECTORS AND EXECUTIVE OFFICERS
Marshall B. Hunt(3).......................................        3,646,198                27.3%
William E. Peterson, Jr...................................        2,921,890                21.9%
Robert R. Singer(4).......................................           10,000                   *
Robert Cohen(5)...........................................           14,000                   *
Lynn R. Detlor(5).........................................           14,000                   *
Robert J. Simmons(5)(6)...................................           70,228                   *
A. Gordon Tunstall(5).....................................           38,678                   *
Robert M. Dodge(7)
  2619 Peachtree Battle Place
  Atlanta, Georgia 30327..................................           12,500                   *
Frank D. DeBartola(8)
  315 Stonehaven Drive
  Fayetteville, Georgia 30269.............................                0                  --
All current directors and executive officers as a group (9
  persons)................................................        6,728,944                50.3%
OTHER PRINCIPAL SHAREHOLDERS
Tapir Investments (Bahamas) Ltd.
  c/o Higgs & Johnson
  Sandringham House
  83 Shirby Street
  P.O. Box N-3247
  Nassau, Bahamas.........................................        1,494,416                11.2%
Roy C. Mallady, Jr.(9)
  2985 Nancy Creek Road, N.W.
  Atlanta, Georgia 30327..................................        1,051,100                 7.9%

---------------

 *  Represents less than 1% of the Company's outstanding common stock.
(1) Except as otherwise indicated, the address of each of the executive officers and directors is the address of the Company, which is One Horizon Way, P.O. Drawer 627, Manchester, Georgia 31816.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
(3) Includes 924,210 shares of common stock owned by Hunt Family Investments, L.L.L.P., a Georgia limited liability limited partnership of which Mr. Hunt is the managing general partner.
(4) Includes 10,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days.
(5) Includes 14,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days.
(6) Includes 45,328 shares owned of record by Healthcare Alliance, Inc., an affiliate of Mr. Simmons.
(7) Includes 12,500 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days. Mr. Dodge left the employment of the Company on January 9, 2001 and is no longer an employee or officer of the Company. Mr. Dodge's unvested options expired on January 9, 2001, and his vested options expire on April 9, 2001, 90 days after his last day of employment with the Company.
(8) Mr. DeBartola left the employment of the Company on December 31, 2000 and is no longer an employee or officer of the Company. Mr. DeBartola's options have expired.
(9) Includes 51,100 shares of common stock held through an Individual Retirement Account for the benefit of Mr. Mallady.

                           MANAGEMENT OF THE COMPANY

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors of the Company currently consists of six (6) directors divided into three classes, with each director serving a three-year term (after the initial term). The term of the Class I director, Mr. Detlor, expires at the 2002 annual meeting. The term of the Class II directors, Messrs. Simmons and Cohen, expires at the 2003 annual meeting. The term of the Class III directors, Messrs. Hunt, Peterson and Tunstall, expires at the 2001 annual meeting. Shareholders will elect the directors of each class for three-year terms at the appropriate succeeding annual meetings of shareholders. Charles E. Adair, formerly a Class I director, resigned from the Company's Board of Directors effective March 15, 2000. The Board of Directors has the right under the Company's bylaws to fill this vacancy in Class I.

     The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be re-elected to Class III for a term of three years and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve a three year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. In no event will proxies be voted for the election of more than three nominees to the Board of Directors.

     Class III Directors.  The directors standing for election are:

     Marshall B. Hunt, 45, is a co-founder of the Company and has served as a director and Chief Executive Officer of the Company since its inception in 1990. Mr. Hunt has served as the Chairman of the Board of the Company since 1997. Prior to co-founding the Company, Mr. Hunt co-founded Cardiac Medical, Inc. ("CMI"), a distributor of cardiac pacemakers, in 1987, and served as its Chief Executive Officer until October 1997. Mr. Hunt currently serves as Secretary of CMI. In 1981, Mr. Hunt founded Hunt Medical Systems, Inc., a distributor of pacemaker products, and served as its President from 1981 to 1987. From 1979 through 1981, Mr. Hunt held various sales and management positions with American Hospital Supply Corporation.

     William E. Peterson, Jr., 45, is a co-founder of the Company and has served as President of the Company since its inception in 1990. Mr. Peterson joined the Company's Board of Directors in January 1998. Mr. Peterson served as Vice President of Finance of CMI from 1987 to 1997. From 1981 through 1987, he served as a financial officer of Copolymer Rubber & Chemical Corporation, a manufacturer of synthetic rubber. From 1978 to 1981, Mr. Peterson held various positions with the public accounting firm of Coopers & Lybrand L.L.P., rising to the position of Audit Senior. Mr. Peterson is a Certified Public Accountant.

     A. Gordon Tunstall, 57, joined the Company's Board of Directors in January 1998. Mr. Tunstall is the founder of, and has served since 1980 as President of, Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of kforce.com, Inc., a professional and technical placement firm, Orthodontic Centers of America, Inc., a manager of orthodontic practices, and Advanced Lighting Technologies, Inc., a specialty lighting manufacturer. Mr. Tunstall has previously served as a director of Discount Auto Parts, Inc., a retail chain of automotive aftermarket parts stores.

                         DIRECTORS CONTINUING IN OFFICE

     Class I Director. The following Class I director was elected at the Company's 1999 annual meeting for a term ending in 2002:

     Lynn R. Detlor, 53, joined the Company's Board of Directors in April, 1998. Since December 1999, Mr. Detlor has served as Chief Executive Officer of Med-eCommerce/BuyMatrix, Inc., provider of a member-benefit group purchasing program for healthcare professionals. From 1996 to 1999, Mr. Detlor served as the president of Premier Purchasing Partners, a group purchasing organization owned by its members, with its primary function to provide contracting services for its member hospitals. Mr. Detlor provided executive leadership for strategic contracting at Premier. Previously, Mr. Detlor served as a vice president of American Healthcare Systems and president of AmHS Purchasing Partners, L.P. Prior to joining American Healthcare Systems, Mr. Detlor served as vice president for material management of the Adventist Health System from 1974 to 1986. During that time he developed a national purchasing program for the Adventist System. Earlier he was assistant director of purchasing at Glendale Adventist Medical Center in Los Angeles.

     Class II Directors. The following Class II directors were elected at the Company's 2000 annual meeting for terms ending in 2003:

     Robert Cohen, 43, joined the Company's Board of Directors in January 1998. Mr. Cohen presently is Vice President -- Business and Technology Development for St. Jude Medical, Inc., a New York Stock Exchange listed cardiovascular device company. Mr. Cohen has previously served as a director of Cardio Focus, Inc. Between 1992 and October 1998, Mr. Cohen served as Group Vice President of Sulzer Medica Ltd. ("Sulzer Medica"), a medical technology company serving the orthopedic and cardiovascular markets, where he was engaged in the areas of mergers and acquisitions, corporate accounts, business development, corporate marketing and strategic planning. Prior to joining Sulzer Medica, Mr. Cohen served as President and Chief Executive Officer of GCI Medical, a medical device venture capital and management organization, during 1992 and held a variety of positions at Pfizer Inc. and the Pfizer Hospital Products Group from 1981 to 1991.

     Robert J. Simmons, 58, joined the Company's Board of Directors in January 1998. Since 1993, Mr. Simmons has served as a director and Chairman and Chief Executive Officer of Healthcare Alliance, Inc. ("Healthcare Alliance"), which represents a consortium of healthcare manufacturers, and since 1990 he has been a director and President of RJS Healthcare, Inc., a healthcare consulting company. Mr. Simmons has previously served as a director and Chairman of Healthcare Logistics, a company focused on supply chain initiatives, founded in 1996. From 1985 to 1990, Mr. Simmons served as a director and Executive Vice President of Baxter International, Inc. Before joining Baxter International, Mr. Simmons held various positions at American Hospital Supply Corporation. Mr. Simmons presently serves as a director of WRP Corporation and Footmaxx. Mr. Simmons has served on the Boards of Directors of Ancilla Systems, Inc., CIS Technologies, The Evanston Hospital Corporation, Pyxis, Wheaton Franciscan Services, Inc. and Lake Forest Hospital.

HOW ARE DIRECTORS COMPENSATED?

     Cash Compensation. Each non-employee director of the Company receives a fee of $2,000 for each meeting of the Board of Directors attended and each meeting of a committee of the Board of Directors attended (except for committee meetings held on the same day as Board meetings). Prior to July 27, 1999, each non-employee director of the Company received a fee of $1,000 for each meeting of the Board of Directors attended and each meeting of a committee of the Board of Directors attended (except for committee meetings held on the same day as Board meetings). Directors are reimbursed for travel and other expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company receive no additional compensation for service as directors.

     Options. Each non-employee director was granted, under the Company's Stock Incentive Plan, options to acquire, subject to certain vesting requirements, up to 6,000 shares of common stock at $3.375 per share on December 2, 1999. In addition, each non-employee director, except for Mr. Detlor, was automatically granted, under the Company's Stock Incentive Plan, options to acquire, subject to certain vesting requirements, up to

10,000 shares of common stock at $14.50 per share upon the consummation of the Company's initial public offering in April 1998. Mr. Detlor was granted, under the Company's Stock Incentive Plan, options to acquire, subject to certain vesting requirements, up to 10,000 shares of common stock at $15.50 per share upon joining the Board of Directors on April 22, 1998.

HOW OFTEN DID THE BOARD MEET DURING 2000?

     The Board of Directors met eight times during fiscal 2000. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served, except for the Executive Committee which did not meet during 2000.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. The members of each of these committees are set forth in the following table:

                           BOARD COMMITTEE MEMBERSHIP

                                                       EXECUTIVE   COMPENSATION     AUDIT
NAME                                                   COMMITTEE    COMMITTEE     COMMITTEE
----                                                   ---------   ------------   ---------
Robert Cohen.........................................                   *             *
Lynn R. Detlor.......................................                                 *
Marshall B. Hunt.....................................      *
William E. Peterson, Jr..............................      *
Robert J. Simmons....................................                                 *
A. Gordon Tunstall...................................      *            *             *

---------------

* Member.

     The Board of Directors has not established a nominating committee. Shareholder nominations for the Board of Directors may be considered if made in accordance with the Company's bylaws.

     Executive Committee. The Executive Committee is authorized to exercise the power and authority of the Board of Directors in the management of the business and affairs of the Company subject to certain limitations, including statutory restraints under Georgia law, as well as the lack of Board authority to approve
(i) acquisitions or other business combinations, (ii) material changes in the strategic plan of the Company and (iii) Company borrowings in excess of $7.0 million. During 2000, the Executive Committee did not meet.

     Compensation Committee. The Compensation Committee is responsible for reviewing and approving the compensation arrangements for the Company's executive officers and for administering the Stock Incentive Plan. During 2000, the Compensation Committee did not meet but approved action by written consent on six occasions.

     Audit Committee. The Audit Committee is responsible for nominating the Company's independent auditors for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent auditors, and reviewing the financial statements and accounting practices of the Company. During 2000, the Audit Committee met six times.

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee is responsible for, among other things, reviewing with the Company's independent auditors the scope and results of their audit engagement. In connection with the fiscal 2000 audit, the Audit Committee has:

     - reviewed and discussed with management the Company's audited financial statements to be included in the Company's annual report on Form 10-K for the year ended December 31, 2000;

     - discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required by Statement of Accounting Standards No. 61 and No. 90; and

     - received from and discussed with PricewaterhouseCoopers LLP the written disclosures and letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The Audit Committee has adopted a charter, a copy of which is attached to the proxy statement as Appendix A. All members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards, except for Mr. Simmons. Mr. Simmons is currently not considered independent under the American Stock Exchange listing standards because the Company made payments in April 1998 to Healthcare Alliance, Inc., an affiliate of Mr. Simmons, in excess of 5% of Healthcare Alliance's consolidated gross revenue for 1998. See "Certain Relationships and Related Transactions -- Consulting Agreement with Healthcare Alliance." Under the American Stock Exchange listing standards, a director is considered to be not independent if, in any of the last three years, a business organization of which he was a controlling shareholder or an executive officer received payments from the Company that exceed 5% of such business organization's consolidated gross revenues for that year. As this payment to Healthcare Alliance occurred in April 1998, and assuming that no events that impact the analysis of his independence occur before June 1, 2001, Mr. Simmons will be considered independent under the American Stock Exchange listing standards on or before June 1, 2001. Under the American Stock Exchange listing standards, companies listed on the American Stock Exchange prior to December 14, 1999 have until June 14, 2001 to meet the new audit committee structure and membership requirements.

                                          AUDIT COMMITTEE
                                          Robert J. Simmons
                                          Robert Cohen
                                          Lynn R. Detlor
                                          A. Gordon Tunstall

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

WHAT IS THE COMPANY'S PHILOSOPHY ON EXECUTIVE OFFICER COMPENSATION?

     The Company's compensation program for executives consists of the following key elements:

     - a base salary;

     - a performance-based annual or quarterly bonus; and

     - periodic grants of stock options.

     The Compensation Committee believes that this compensation approach best serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the Company's shareholders. The variable annual or quarterly bonus permits individual performance to be recognized on an annual or quarterly basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. (Compensation and bonus arrangements applicable to the Company's Chief Executive Officer and President, respectively, are described below.) Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

     Base Salary. Base salaries for the Company's executive officers, as well as changes in such salaries, are determined by the Chief Executive Officer and President. Base salaries for the Chief Executive Officer and President are determined by and reviewed periodically by the Compensation Committee. The Compensation Committee can revise the compensation structure for executive officers as it determines is necessary. The factors the Compensation Committee considers in evaluating the adequacy of compensation for executive officers of the Company include competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer, and the length of the officer's service.

     Stock Options. Under the stock option guidelines adopted by the Compensation Committee, stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability, in connection with the execution of a new employment agreement, and/or when all previously granted stock options have either fully vested or are within twelve months of full vesting. Using these guidelines, the Chief Executive Officer and the President recommend the number of options to be granted, within a range associated with the individual's salary level, and present their recommendations to the Compensation Committee for review and approval. The Chief Executive Officer and/or the President may make recommendations that deviate from the guidelines where they deem it appropriate. While options typically vest over a minimum two-year or four-year period, options granted to certain executive officers may have longer or shorter vesting periods. No options have been granted to the Chief Executive Officer or President to date.

HOW ARE THE COMPANY'S CHIEF EXECUTIVE OFFICER AND PRESIDENT COMPENSATED?

     As Chief Executive Officer and President, respectively, Mr. Hunt and Mr. Peterson are compensated pursuant to the terms of employment agreements which were entered into in April 1998 and amended in May 1999. The agreements, which extend through March 2003, subject to earlier termination under certain circumstances, provide for an annual base salary of $270,000 for Mr. Hunt and $225,000 for Mr. Peterson, with the opportunity for Messrs. Hunt and Peterson to earn an annual bonus of 100% of base salary if the annual increase in the Company's earnings per share is 35% or more and 50% of base salary if the annual increase in the Company's earnings per share is at least 25% but less than 35%. See "Employment Agreements" below.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. No executive officer received more than $1 million in compensation in 2000 that will be subject to the Section 162(m) limitation on deductibility.

                                          COMPENSATION COMMITTEE
                                          A. Gordon Tunstall
                                          Robert Cohen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company. However, in 2000 Mr. Tunstall's company, Tunstall Consulting, Inc., provided certain consulting services to the Company for which the Company incurred fees of $107,755. In addition, during part of 2000 the Company was party to a consulting agreement with Mr. Cohen, although Mr. Cohen did not provide any services to the Company under this agreement in 2000. See "Certain Relationships and Related Transactions -- Consulting Agreements with Directors."

                             EMPLOYMENT AGREEMENTS

     Employment Agreements with Marshall B. Hunt and William E. Peterson,
Jr. The Company has entered into employment agreements with each of Marshall B. Hunt and William E. Peterson, Jr. (collectively, the "Employment Agreements") which provide for Mr. Hunt's employment as Chairman of the Board and Chief Executive Officer and Mr. Peterson's employment as President. The Employment Agreements each have a five-year term (subject to the right of either the Company or Messrs. Hunt and Peterson to terminate the Employment Agreement upon 90 days' notice) and initially provided for initial annual base salaries for Messrs. Hunt and Peterson of $220,000 and $190,000, respectively, with the opportunity to earn an annual bonus of 100% of base salary if the annual increase in the Company's earnings per share is 35% or more and 50% of base salary if the annual increase in the Company's earnings per share is at least 25% but less than 35%. By amendment to each Employment Agreement, effective May 12, 1999, Mr. Hunt's base salary was increased to $270,000 and Mr. Peterson's base salary was increased to $225,000. The Employment Agreements provide that Messrs. Hunt and Peterson are entitled to participate in all compensation, benefit and insurance programs maintained by the Company in which executive officers are eligible to participate and for certain other benefits, including reimbursement for reasonable family medical and dental expenses which are not covered by insurance, automobile leases and certain reimbursements for country club dues. In the event the employment of either Mr. Hunt or Mr. Peterson is terminated without cause (as defined in the respective employment agreements), he would be entitled to receive his base salary and benefits for the remaining term of the Employment Agreement, but in any event for no less than three years following the date of termination, as well as bonus compensation payable with respect to the calendar year in which he is terminated on a prorated basis. In the event of a change in control (as defined in the respective employment agreements) of the Company and their termination of employment, Messrs. Hunt and Peterson would be entitled to receive, in lieu of salary, a lump-sum payment equal to the base salary for the remaining term of employment under the Employment Agreements, but in no event for a period less than three years.

     Employment Agreement with Robert M. Dodge. The Company entered into an Employment Agreement with Robert M. Dodge dated December 15, 1999 (the "Dodge Employment Agreement") which provided for Mr. Dodge's employment as Senior Vice President and Chief Financial Officer. The Dodge Employment Agreement had a five year term (subject to the right of either the Company to terminate the Agreement upon notice with cause (as defined therein) or upon 30 days notice without cause or Mr. Dodge to terminate the Agreement upon 90 days prior notice) and provided for an initial annual base salary of $183,260. The Dodge Employment Agreement provided that Mr. Dodge is entitled to participate in all benefit and insurance programs maintained by the Company in which executive officers are eligible to participate and for certain other benefits, including disability insurance and a monthly amount for automobile expenses, country club dues, and tax/financial planning. In the event the employment of Mr. Dodge is terminated without cause (as defined in the Dodge Employment Agreement), he would be entitled to receive his base salary and benefits for a period of 9 to 12 months depending upon the date of termination. Pursuant to the Dodge Employment Agreement, Mr. Dodge was granted an option to purchase 50,000 shares of the Company's common stock under the Stock Incentive Plan, which vests 25% per year on the first, second, third and fourth anniversary dates of his employment. Mr. Dodge left the employment of the Company on January 9, 2001, and he is no longer an employee or officer of the Company. Although the Dodge Employment Agreement was terminated as of January 9, 2001, pursuant to a severance arrangement with the Company, Mr. Dodge will continue to receive compensation and certain benefits as provided in the Dodge Employment Agreement through

December 31, 2001. Mr. Dodge's unvested options expired on January 9, 2001, and his 12,500 vested options expire on April 9, 2001, 90 days after his last day of employment with the Company.

     Executive Officers Severance And Bonus Agreements. The Company is currently a party to Severance and Bonus Agreements dated November 12, 1999 with certain of its executive officers: Robert R. Singer, L. Bruce Maloy and Julie F. Lancaster. Under these agreements, each executive is entitled to a stay put bonus of $50,000 or $35,000 in the event the Company is acquired and the executive remains an employee of the Company through the acquisition. In the event of an acquisition, the executive is also entitled to severance compensation ($121,000 for Mr. Singer; $107,200 for Mr. Maloy; and $45,000 for Ms. Lancaster) payable over a 12-month period (i) if he or she complies with certain non-competition provisions and (ii) if he or she continues his or her employment through the acquisition and is terminated after the acquisition without cause (as defined in the Agreement) or if he or she is not offered within 30 days after the acquisition a position of employment within a 50 mile radius of his or her home that is acceptable to the executive and resigns. Mr. DeBartola left the employment of the Company on December 31, 2000, and his Severance and Bonus Agreement expired at that time.

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and certain other executive officers of the Company (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                           ANNUAL                            ------------
                                                        COMPENSATION                          SECURITIES
                                            FISCAL   -------------------    OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITIONS                 YEAR     SALARY    BONUS(1)   COMPENSATION(2)   OPTIONS/SARS
----------------------------                ------   --------   --------   ---------------   ------------
Marshall B. Hunt (3)......................   2000    $275,000   $    --        $54,516              --
  Chairman of the Board and                  1999     256,667        --         52,862              --
  Chief Executive Officer                    1998     165,445        --         37,773              --
William E. Peterson, Jr. (3)..............   2000     225,000        --             --              --
  President and Secretary                    1999     214,688        --         32,073              --
                                             1998     142,910        --         20,668              --
Robert R. Singer..........................   2000     116,780    19,700             --          30,000
  Vice President -- Sales                    1999      80,000    23,515             --          12,000(4)
                                             1998      75,000    46,500             --          12,000
Robert M. Dodge (5).......................   2000     183,260        --             --              --
  Former Senior Vice President and           1999       7,636        --             --          50,000
  Chief Financial Officer                    1998          --        --             --              --
Frank D. DeBartola (6)....................   2000     110,000    15,000             --              --
  Former Vice President of Marketing and     1999      80,000    23,515             --          12,000(4)
  Business Development                       1998      74,583    40,000             --          17,000

---------------

(1) Amounts include paid and unpaid bonuses pertaining to each year and commissions paid during each year.
(2) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and certain auto allowances and other benefits. The amounts shown for Mr. Hunt in 2000 include $15,854 for automobile allowances and $26,231 for medical and dental expense reimbursements. No other such compensation exceeded 10% of the total annual salary and bonus for any named executive officer in any year for which a dollar amount is not disclosed.
(3) Prior to April 1998, the Company did not pay salaries to Messrs. Hunt and Peterson.
(4) On May 12, 1999, performance options for 10,000 shares of the Company's common stock were granted to each of (i) Mr. Singer, that provided for vesting upon the satisfaction of certain sales goals by the

    Company's sales representatives during the second and third quarters of 1999 under the Premier Group Purchasing Agreement, and (ii) Mr. DeBartola, that provided for vesting upon closing of an acquisition by the Company prior to October 1, 1999 where the acquired company had a specific level of earnings. None of these performance goals were achieved, and these options effectively expired as of September 30, 1999.
(5) Mr. Dodge served as the Company's Senior Vice President and Chief Financial Officer from December 20, 1999 to January 9, 2001. Mr. Dodge is no longer an employee or an officer of the Company.
(6) Mr. DeBartola served as the Company's Vice President of Marketing and Business Development from 1999 through December 31, 2000. Mr. DeBartola is no longer an employee or an officer of the Company.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

NAME                                               AGE                 POSITION                 SINCE
----                                               ---                 --------                 -----
Marshall B. Hunt.................................  45    Chairman of the Board, Chief           1990
                                                           Executive Officer & Director
William E. Peterson, Jr..........................  45    President, Secretary & Director        1990
Robert R. Singer.................................  35    Vice President -- Sales                1999
L. Bruce Maloy...................................  37    Vice President -- Administration       1998
Julie F. Lancaster...............................  32    Vice President -- Finance              2001

     Marshall B. Hunt is a co-founder of the Company and has served as a director and Chief Executive Officer of the Company since its inception in 1990. Mr. Hunt has served as the Chairman of the Board of the Company since 1997. Prior to co-founding the Company, Mr. Hunt co-founded CMI, a distributor of cardiac pacemakers, in 1987, and served as its Chief Executive Officer until October 1997. Mr. Hunt currently serves as Secretary of CMI. In 1981, Mr. Hunt founded Hunt Medical Systems, Inc., a distributor of pacemaker products, and served as its President from 1981 to 1987. From 1979 through 1981, Mr. Hunt held various sales and management positions with American Hospital Supply Corporation.

     William E. Peterson, Jr. is a co-founder of the Company and has served as President of the Company since its inception in 1990. Mr. Peterson joined the Company's Board of Directors in January 1998. Mr. Peterson served as Vice President of Finance of CMI from 1987 to 1997. From 1981 through 1987, he served as a financial officer of Copolymer Rubber & Chemical Corporation, a manufacturer of synthetic rubber. From 1978 to 1981, Mr. Peterson held various positions with the public accounting firm of Coopers & Lybrand L.L.P., rising to the position of Audit Senior. Mr. Peterson is a Certified Public Accountant.

     Robert R. Singer has served as Vice President -- Sales since 1999. Mr. Singer joined the Company in 1990. Prior to assuming his current position, Mr. Singer served as National Sales Manager from 1997 to 1999. Mr. Singer served in the Company's sales and marketing department as a sales representative from 1990 to 1993 and Regional Sales Manager from 1993 to 1997.

     L. Bruce Maloy joined the Company in 1990 in its sales and marketing department and has served as the Vice President -- Administration of the Company since 1996. From 1990 to 1996, Mr. Maloy served in various capacities at the Company, including Regional Manager from 1991 to 1993, National Sales Manager from 1993 to 1995, and Director of Marketing from 1995 to 1996. Prior to joining the Company, Mr. Maloy served as a Sales Manager of Ryder, Inc., a transportation company, from 1989 to 1990 and a Key Account Manager of Noxell Corporation, a subsidiary of The Proctor & Gamble Company, from 1987 to 1989.

     Julie F. Lancaster has served as Vice President -- Finance since January 2001. Ms. Lancaster joined the Company in 1994 as Assistant Controller and served in that capacity until 1996. From 1996 through 2000, Ms. Lancaster served as Controller of the Company.

                         OPTION GRANTS FOR FISCAL 2000

     The following table sets forth information with respect to option grants to the named executive officers during fiscal 2000 and the potential realizable value of such option grants:

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                             ANNUAL RATES
                                                 % OF TOTAL                                 OF STOCK PRICE
                                     NUMBER       OPTIONS                                    APPRECIATION
                                       OF        GRANTED TO     EXERCISE                  FOR OPTION TERM(3)
                                     OPTIONS    EMPLOYEES IN      PRICE     EXPIRATION   --------------------
NAME                                 GRANTED   FISCAL YEAR(1)   ($/SHARE)    DATE(2)        5%         10%
----                                 -------   --------------   ---------   ----------   --------   ---------
Marshall B. Hunt...................     -0-          --              --            --         --          --
William E. Peterson, Jr............     -0-          --              --            --         --          --
Robert R. Singer...................  30,000         6.6%          $0.44      12/14/10    $ 8,301    $ 21,038
Robert M. Dodge....................     -0-          --              --            --         --          --
Frank D. DeBartola.................     -0-          --              --            --         --          --

---------------

(1) Options to purchase a total of 456,000 shares of common stock were granted to employees of the Company in 2000.
(2) The Compensation Committee, which administers the Company's stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future price of common stock. The Company does not believe that this method accurately illustrates the potential value of a stock option.

                  OPTION EXERCISES AND VALUES FOR FISCAL 2000

     The following table sets forth certain information with respect to option exercises during fiscal 2000 by each of the named executive officers and the status of their options at December 31, 2000:

                          NUMBER OF                         NUMBER OF UNEXERCISED
                           SHARES                           SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-
                        ACQUIRED UPON                         OPTIONS 12/31/00          MONEY OPTIONS 12/31/00(1)
                         EXERCISE OF    VALUE REALIZED   ---------------------------   ----------------------------
NAME                       OPTION       UPON EXERCISE    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                    -------------   --------------   -----------   -------------   -----------    -------------
Marshall B. Hunt......        --              --               --             --            --              --
William E. Peterson
  Jr..................        --              --               --             --            --              --
Robert R. Singer......        --              --           10,000         34,000            --              --
Robert M. Dodge(2)....        --              --           12,500         37,500            --              --
Frank D.
  DeBartola(3)........        --              --           10,750          8,250            --              --

---------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $0.25, the average of the high and low common stock price reported for American Stock Exchange transactions on December 29, 2000. The exercise prices of all options held by the named executive officers range from $0.44 to $14.50. Accordingly, at December 31, 2000, none of the named executive officers held in-the-money options.
(2) Mr. Dodge left the employment of the Company on January 9, 2001, and his unvested options expired at that time. Mr. Dodge's vested options will expire on April 9, 2001, 90 days after his last day of employment with the Company.

(3) Mr. DeBartola left the employment of the Company on December 31, 2000, and his unvested options expired at that time. Mr. DeBartola's vested options expired on March 31, 2001, 90 days after his last day of employment with the Company.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Russell 2000 Index and the Company's peer group index. The Company's peer group consists of Arrow International, Inc., C.R. Bard, Inc., Conmed Corp., ICU Medical, Inc., and Vital Signs, Inc. The stock performance graph assumes $100 was invested on April 15, 1998 (the date that the common stock was first publicly traded) and measures the return thereon at various points based on the closing price of the common stock on the dates indicated, assuming reinvestment of dividends.

                                                         COMPANY                  RUSSELL 2000                 PEER GROUP
                                                         -------                  ------------                 ----------
4/15/1998                                               $  100.00                   $  100.00                   $  100.00
6/30/1998                                               $   60.64                   $   93.90                   $   87.29
8/31/1998                                               $   44.98                   $   69.38                   $   80.55
10/30/1998                                              $   25.30                   $   77.63                   $   94.16
12/31/1998                                              $   28.11                   $   86.62                   $  111.49
2/26/1999                                               $   32.13                   $   80.53                   $  109.45
4/30/1999                                               $   44.18                   $   88.85                   $  101.80
6/30/1999                                               $   38.55                   $   93.95                   $  103.69
8/31/1999                                               $   20.88                   $   87.83                   $  103.10
10/29/1999                                              $   29.72                   $   87.99                   $  104.51
12/31/1999                                              $   16.06                   $  103.62                   $  106.63
2/29/2000                                               $   19.28                   $  118.60                   $   90.43
4/28/2000                                               $   13.25                   $  103.93                   $   90.85
6/30/2000                                               $   11.65                   $  106.18                   $   95.24
8/31/2000                                               $    8.84                   $  110.42                   $   87.38
10/31/2000                                              $    4.02                   $  102.17                   $   95.81
12/29/2000                                              $    2.41                   $   99.26                   $  102.52

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1993. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire. The Board recommends a vote for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

     Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ending December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ending December 31, 2000 were $299,880.

     Financial Information Systems Design and Implementation
Fees. PricewaterhouseCoopers LLP did not perform any services for the Company related to financial information systems design and implementation in the fiscal year ending December 31, 2000.

     All Other Fees. The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, other than audit fees and financial information systems design and implementation fees, for the fiscal year ending December 31, 2000 were $99,625.

     Independence of Independent Auditors. The Company's Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining auditor independence.

              INCREASE IN NUMBER OF SHARES AUTHORIZED AND RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1998 STOCK INCENTIVE PLAN

     The Board of Directors has approved and recommends to the shareholders that they approve a proposal to amend the Company's Stock Incentive Plan to increase the total number of shares of the Company's common stock authorized and reserved for issuance under the Stock Incentive Plan from 800,000 shares to 1,400,000 shares. In the event that the proposed amendment is approved, 743,425 shares would remain available for issuance under the Stock Incentive Plan, based on the options outstanding as of December 31, 2000. The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on the item at the Company's annual meeting will be required to approve the proposed amendment to the Stock Incentive Plan.

     The Board of Directors has determined that the amendment to the Stock Incentive Plan is in the best interests of the Company and its shareholders. The proposed amendment would provide additional shares for grant to key employees and non-employee directors ("Outside Directors") of the Company. The Board of Directors believes that grants of stock options, stock appreciation rights ("SARs") and restricted stock are an effective method to attract and retain key employees and Outside Directors and that the availability of shares for future grants under the Stock Incentive Plan is important to the Company's business prospects and operations.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

     In 1998, the Company adopted the Stock Incentive Plan and reserved 500,000 shares of common stock for issuance thereunder to key employees and Outside Directors. The Stock Incentive Plan aims to (i) attract and retain the services of key employees and Outside Directors, (ii) provide an additional incentive to each key employee or Outside Director to work to increase the value of the Company's common stock and (iii) provide each key employee or Outside Director with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. In 2000, the Company amended the Stock Incentive Plan to increase the number of shares authorized and reserved for issuance under the Stock Incentive Plan from 500,000 to 800,000. This amendment was approved at the Company's 2000 Annual Meeting of Shareholders.

     As of March 15, 2001, the Company had four Outside Directors and approximately 251 full-time employees. Upon amendment of the Stock Incentive Plan, the maximum number of shares of common stock that may be issued pursuant to the Stock Incentive Plan is 1,400,000. Prior to amendment, the maximum number of shares of common stock that may be issued pursuant to the Stock Incentive Plan is 800,000. On March 15, 2001, the last reported sales price of the common stock on The American Stock Exchange was $0.70 per share.

     The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. Under the Stock Incentive Plan, either incentive stock options ("ISOs"), which are intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-incentive stock options ("Non-ISOs") may be granted to key employees. Only Non-ISOs may be granted to Outside Directors under the Stock Incentive Plan. In December 1999, the Compensation Committee amended the Stock Incentive

Plan to provide that Outside Directors may be granted Non-ISOs based upon their service on the Board of Directors, in addition to the initial grant of Non-ISOs which the Outside Directors received upon the initial public offering of the Company's common stock or their election to the Board of Directors.

     Each option granted under the Stock Incentive Plan is exercisable in whole or in part from time to time as set forth in the related option certificate, but no option may be exercised: (i) before the end of the six-month period which starts on the date such option is granted or (ii) on or after the earliest of
(A) the date which is the fifth anniversary of the date the option is granted, if the option is an ISO and the key employee is a ten-percent shareholder of the Company on the date the option is granted or (B) the date which is the tenth anniversary of the date the option is granted, if such option is granted to a key employee who is not a ten-percent shareholder of the Company on the date the option is granted or if the option is a Non-ISO.

     The Compensation Committee may grant SARs to key employees (but not Outside Directors) in tandem with an option or as an independent grant. The Compensation Committee may also grant restricted stock to key employees. No option, SAR or restricted stock granted under the Stock Incentive Plan is transferable by a key employee or Outside Director other than by will or by the laws of descent and distribution, and any option or SAR is only exercisable during a key employee's or Outside Director's lifetime only by the key employee or Outside Director.

     The Stock Incentive Plan provides for adjustment of the number of shares of common stock available for the grant of options or SARs, the option price of such options and the SAR value of such SARs and the number, kind or class of shares of restricted stock granted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company.

     If the Compensation Committee determines that there has been a "Change of Control" of the Company (as defined in the Stock Incentive Plan) or a bona fide tender or exchange offer for shares of common stock (other than a tender offer by the Company or an employee benefit plan established and maintained by the Company), the Compensation Committee has the right to take such action, if any, with respect to any or all then outstanding options, SARs and restricted stock grants under the Stock Incentive Plan as it deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of such grants under the Stock Incentive Plan.

ESTIMATE OF BENEFITS

     The Stock Incentive Plan is not subject to any of the requirements of ERISA. The Plan is not, nor is it intended to be, "qualified" under Section 401(a) of the Code.

     The number of options that will be awarded under the Stock Incentive Plan to key employees and Outside Directors of the Company at future dates is not currently determinable.

     The following table sets for the awards granted under the Stock Incentive Plan to the named executive officers and to the executive officers, directors and other employees, respectively, as a group during the year ended December 31, 2000.

                             2000 GRANTS UNDER THE
                           1998 STOCK INCENTIVE PLAN

                                                              NUMBER OF OPTIONS
NAME AND POSITION                                              GRANTED IN 2000     DOLLAR VALUE(1)
-----------------                                             -----------------    ---------------
Marshall B. Hunt............................................           -0-                  --
  Chairman of the Board, Chief Executive Officer & Director
William E. Peterson, Jr. ...................................           -0-                  --
  President, Secretary & Director
Robert R. Singer............................................        30,000            $ 11,027
  Vice President -- Sales
Robert M. Dodge.............................................           -0-                  --
  Former Senior Vice President & Chief Financial Officer
Frank D. DeBartola..........................................           -0-                  --
  Former Vice President of Marketing and Business
     Development
All current executive officers as a group (5 persons).......        80,000(2)         $ 29,405
All current outside directors as a group (4 persons)........           -0-                  --
Other employees as a group (32 persons).....................       376,000(3)         $217,853

---------------

(1) Based upon a Black-Scholes option pricing model. See Note 10 to the Company's Consolidated Financial Statements.
(2) Includes options for 80,000 shares with an exercise price of $0.44 that were granted to three current executive officers, including all current executive officers who are not named executive officers.
(3) Includes options for 376,000 shares with exercise prices ranging from $0.44 to $2.125 that were granted to 32 employees, none of whom are officers.

     After giving effect to the proposed amendment to the Stock Incentive Plan, an additional 743,425 options to purchase shares of Common Stock will be available for grant to employees and Outside Directors of the Company, based on the options outstanding as of December 31, 2000. As of December 31, 2000, options to purchase a total of 656,575 shares of common stock of the Company with exercise prices ranging from $0.44 to $15.50 per share were outstanding under the Stock Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Stock Incentive Plan are technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide a general description of certain of the federal income tax consequences associated with the options. The following discussion does not set forth (i) any federal tax consequences other than income tax consequences or (ii) any state, local or foreign tax consequences that may apply.

     Incentive Stock Options. In general an employee will not recognize taxable income upon either the grant or the exercise of an ISO, and the Company will not be entitled to take an income tax deduction at either such time. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the common stock on the date of exercise over the option price as an item of adjustment in computing the employee's alternative minimum taxable income. If the employee does not dispose of the common stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date on which such common stock is transferred to the employee, a subsequent disposition of the common stock will result in long-term capital gain or loss to the employee.

     If the employee disposes of the common stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, the employee generally will recognize ordinary income, and the Company will be entitled to an income tax deduction, in an amount equal to the lesser of (i) the excess of the fair market value of the common stock on the date of exercise over the option price, or (ii) the amount realized upon disposition over the adjusted basis of the common stock. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to the employee as short-term or long-term capital gain (depending on the applicable holding period). If the employee disposes of common stock which was acquired through the exercise of the ISO in the same year as such exercise, no adjustment to the employee's alternative minimum taxable income is required.

     In addition, (i) in the event that the exercisability or vesting of any option is accelerated because of a change in control under the Stock Incentive Plan, a portion of the compensation relating to the option may constitute a parachute payment under Section 280G of the Code, pursuant to which the Company is disallowed any income tax deduction for "excess" parachute payments, and in connection with which an employee receiving excess parachute payments may be subject to an excise tax under Section 4999 of the Code, and (ii) special rules apply to an employee who exercises an ISO by paying the option price, in whole or in part, with shares of common stock.

     Non-Incentive Stock Options. An employee will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the employee generally will recognize ordinary income, and the Company will be entitled to take an income tax deduction, in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Upon a subsequent sale of the common stock by the employee, the employee will recognize short-term or long-term capital gain or loss.

     In addition, (i) in the event that the exercisability or vesting of any option is accelerated because of a change in control under the Stock Incentive Plan, a portion of the compensation relating to the option may constitute a parachute payment under Section 280G of the Code, pursuant to which the Company is disallowed any income tax deduction for excess parachute payment, and in connection with which an employee receiving excess parachute payments may be subject to an excise tax under Section 4999 of the Code, and (ii) special rules apply to an employee who exercises a Non-ISO by paying the option price, in whole or in part, with shares of common stock.

     Stock Appreciation Rights. An employee will not recognize any taxable income upon the grant of an SAR. An employee will recognize ordinary income upon the exercise of an SAR, and the Company ordinarily will be entitled to take an income tax deduction at that time equal to the income recognized by the employee.

     Restricted Stock. An employee will recognize ordinary income when the employee's right to any restricted stock transferred to the employee is either transferable or no longer subject to a substantial risk of forfeiture, and the Company ordinarily will be entitled to take an income tax deduction at that time equal to the income recognized by the employee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Loans to Founders. In connection with the purchase by Messrs. Hunt and Peterson, the Chairman of the Board and Chief Executive Officer of the Company and the President of the Company, respectively, and the concurrent purchase by a former Vice Chairman of the Board of the Company, of an aggregate of 747,778 shares of common stock from Cordova Fund, a former lender to the Company, on September 28, 1995, the Company loaned each of Messrs. Hunt and Peterson and the former Vice Chairman $77,612 (the "September Loans"). The September Loans to Messrs. Hunt and Peterson (and the former Vice Chairman) matured on September 20, 2000 and bear interest at a rate of 8% per annum, payable annually. In addition, on October 12, 1995, the Company loaned $35,000 to each of Messrs. Hunt and Peterson (and the former Vice Chairman) (the "October Loans"). The October Loans to Messrs. Hunt and Peterson (and the former Vice Chairman) matured on October 12, 2000 and bear interest at a rate of 8% per annum, payable annually. The October Loans were extended to Messrs. Hunt and Peterson (and the former Vice Chairman) for payment of certain taxes. The original principal amounts of the September Loans and the October Loans remain outstanding and, at December 31, 2000, the amount payable to the Company by each of Messrs. Hunt and Peterson (and the former Vice Chairman) was $159,870.

     Bridge Loan to Marshall B. Hunt. Effective June 6, 2000, the Company amended its credit facility with Bank of America to provide for a short-term bridge loan (the "Bridge Loan") to the Company in the principal amount of $900,000. The proceeds of the Bridge Loan were used to fund a short-term bridge loan by the Company to Marshall B. Hunt, the Company's Chairman, CEO and largest shareholder (the "Shareholder Bridge Loan"). Mr. Hunt's obligations under the Shareholder Bridge Loan are collateralized by the pledge of 2,813,943 shares of the Company's common stock owned beneficially by Mr. Hunt (the "Hunt Shares"). The Company's obligations under the Bridge Loan are collateralized by the pledge of the Hunt Shares to Bank of America and by the collateral previously pledged by the Company to Bank of America under the Company's credit facility. The Shareholder Bridge Loan requires interest at either the Index Rate, as defined in the agreement, plus 4.5% or the adjusted LIBOR rate plus 4.5%, as elected by Mr. Hunt. The Shareholder Bridge Loan and related interest were due on August 30, 2000 but not paid. As a result, the Company was unable to pay the amount due to its lender under the Bridge Loan, thereby causing the Company to default under the Bridge Loan and its credit facility at December 31, 2000. The principal and interest under the Shareholder Bridge Loan remain outstanding, and at December 31, 2000 the amount payable to the Company by Mr. Hunt under the Shareholder Bridge Loan was $949,330.

     On March 30, 2001, the Company and Bank of America entered into a Forbearance Agreement relating to the Company's credit facility. Under the terms of the Forbearance Agreement, Bank of America has agreed that it will not foreclose on, or institute legal action to collect, the debt outstanding under the credit facility, including the Bridge Loan, until March 31, 2002, or until the earlier termination of the Forbearance Agreement. The Forbearance Agreement modifies the payment terms of the debt outstanding under the credit facility including the Bridge Loan. The Company has agreed to pay any accrued and unpaid interest on the Bridge Loan on the first day of each month, commencing on April 1, 2001, and to repay $300,000 in principal on or before each of May 31 and August 31, 2001. The unpaid balance of the Bridge Loan will be due on November 30, 2001. Mr. Hunt has agreed to these modified payment terms. Interest will continue to accrue on the principal balances of all debt outstanding under the Bridge Loan at the Bank of America prime rate plus 2.5%. Upon expiration or early termination of the Forbearance Agreement, interest will accrue at the rate then in effect plus 6%.

     Guarantee of Repayment of Revenue Bond Financing by CMI and Founders. The development of the Company's Manchester, Georgia facility was financed in part with approximately $705,000 in proceeds of an industrial development revenue bond issuance in July 1996 by the Development Authority of the City of Manchester for the benefit of the Company. In connection with and as a condition to such bond financing, the Company entered into a lease with the Manchester Development Authority. All payments due on the bonds have been and continue to be guaranteed, jointly and severally, by CMI and Messrs. Hunt and Peterson and a former Vice Chairman of the Company.

     Lease Agreement with HP Aviation, Inc. In August 1998, the Company entered into an agreement with HP Aviation, Inc., which is an affiliate of Messrs. Hunt and Peterson (the "HP Aviation Agreement"). Under the HP Aviation Agreement, the Company may lease from HP Aviation, Inc. a King Air 200 aircraft from time to time when needed by the Company. The aircraft rental fees are determined based upon the Company's actual usage of the aircraft and charged solely on a trip by trip basis. For each trip in which the Company uses the aircraft, the rental charge is determined as follows: the normal or regular hourly rate in the same airplane that would be charged by Epps Aviation at Peachtree DeKalb Airport, Atlanta Georgia to a charter customer is multiplied by the number of hours for use of the aircraft during the trip as determined by the Hobbs meter in the aircraft, and the rental charge for the trip is ninety percent (90%) of the result of such multiplication. When the aircraft is used by the Company, the Company is also responsible for catering expenses and travel expenses of pilots for the aircraft, but only to the extent travel expenses are charged by the pilots for the particular trip. In 2000, the Company incurred expenses totaling $119,751 under the HP Aviation Agreement.

     Agreement Regarding Dog Island Property. In December 1998, the Company entered into an agreement with Messrs. Hunt and Peterson regarding the Company's use of the house and property (the

"Property") owned by Messrs. Hunt and Peterson on Dog Island, Florida (the "Dog Island Agreement"). The Dog Island Agreement provides that the Company and its employees, agents and guests may occupy and use the Property and the dock and boat located at the Property for purposes of management meetings, sales meetings, and entertainment of guests of the Company for a charge of $500 per day plus expenses. In 2000, the aggregate amount payable by the Company to Messrs. Hunt and Peterson under the Dog Island Agreement totaled $15,500.

     Marine Reimbursement Arrangement. The Company has an arrangement with Mr. Hunt regarding the Company's use of a boat owned by Mr. Hunt (the "Marine Reimbursement Arrangement"). Under the Marine Reimbursement Arrangement the Company and its employees, agents and guests may use Mr. Hunt's boat for purposes of management meetings, sales meetings, and entertainment of guests of the Company for a charge of $800 per day. In 2000, the aggregate amount payable by the Company to Mr. Hunt under the Marine Reimbursement Arrangement totaled $13,768.

     Consulting Agreement with Healthcare Alliance. Effective January 1, 1999, the Company amended its Consulting and Services Agreement with Healthcare Alliance, Inc. (the "Alliance Agreement"), an affiliate of Robert J. Simmons, a director of the Company. The Alliance Agreement provides for (i) the payment to Healthcare Alliance of an annual consulting fee of $36,000, (ii) the payment to Healthcare Alliance of a performance incentive fee payable quarterly equal to 5% of any annual sales increase achieved by the Company that results from Healthcare Alliance's efforts and (iii) the grant of options to purchase up to 1% of the Company's outstanding common stock, which will vest and become exercisable by Healthcare Alliance only if it procures group purchasing agreements with certain Group Purchasing Organizations ("GPOs") and the Company achieves an amount of incremental sales revenue equal to $1 million under its agreement with the particular GPO (at an exercise price of the closing stock price of the Company's common stock on the effective date of the purchasing agreement). In addition, under the amended agreement, the Company has granted an option to Healthcare Alliance for the purchase of 45,000 shares of common stock of the Company. Such option will become vested and exercisable by Healthcare Alliance only if the Company achieves certain amounts of incremental sales revenue under the Company's group purchasing agreement with Premier Purchasing Partners, L.P. See "Agreement with Premier Purchasing" below. The exercise price for these shares shall be the closing stock price of the Company's common stock on the day that the options vest. The Alliance Agreement terminates on December 31, 2001. The Company incurred expense of $36,000 related to the annual consulting fee under the Alliance Agreement during each of the years ended December 31, 1998, 1999 and 2000. The Company also reimbursed Healthcare Alliance for expenses incurred of approximately $3,200 and $9,900 during the years ended December 31, 1999 and 2000, respectively. In addition, during 1998, the Company issued 45,328 shares of the Company's common stock to Healthcare Alliance in connection with the signing of the Premier Agreement. The Company recognized consulting expense of approximately $657,300 in 1998 related to the issuance of these 45,328 shares based on the fair value of the Company's stock of $14.50 per share at the time of issuance. During 1999 the Company incurred expense of $45,301 related to the performance incentive fee under the Alliance Agreement. There were no incentive fee amounts paid during the years ended December 31, 1998 and 2000.

     Consulting Agreements with Directors. On May 8, 1997, the Company entered into a letter agreement with Robert Cohen, a director of the Company, pursuant to which Mr. Cohen has agreed to provide acquisition consulting and related services to the Company. In the event such services result in an acquisition or merger of the Company and a third party, Mr. Cohen will be entitled to receive a fee (a "General Consulting Fee") equal to 2.5% of the acquisition purchase price
(x) payable by the Company with respect to a company acquired by the Company or
(y) payable to the Company or its shareholders in the event the Company or any of the Company's assets are acquired. Such General Consulting Fee is payable, at Mr. Cohen's option, (i) in shares of Common Stock, (ii) by the Company's issuance to Mr. Cohen of warrants or options to purchase, at a nominal exercise price, that number of shares of Common Stock (valued at $14.50 per share) which equals the General Consulting Fee, (iii) in shares of the company which acquires the Company, in the event the Company is acquired or (iv) in cash. The letter agreement also provides for payments to Mr. Cohen for his consulting services in connection with the acquisition of Strato/Infusaid and a second strategic venture of $375,000 and $250,000, respectively (the "Specific Consulting Fees"). The

Specific Consulting Fee relating to the Strato/Infusaid Acquisition was paid to Mr. Cohen in cash upon consummation of the Company's initial public offering in April 1998. The Specific Consulting Fee for the second strategic venture is payable only if such venture is completed and is payable in warrants or options to purchase, at a nominal exercise price, that number of shares of Common Stock (valued at $14.50 per share) which equals $250,000. Such Specific Consulting Fees are to be paid in lieu of and not in addition to the General Consulting Fees described above with respect to the strategic ventures. The letter agreement was terminated by the Company on February 24, 2000.

     During 1999 and 2000, Tunstall Consulting, Inc., an affiliate of Gordon Tunstall, a director of the Company, provided consulting services to the Company with respect to financial and certain related matters. In 1999, the Company paid to Tunstall Consulting fees of $77,291 in consideration for such services, and in 2000, the Company incurred fees of $107,755 in consideration for such services.

     Agreement with Premier Purchasing. On March 20, 1998, the Company issued to Premier Purchasing Partners, L.P. ("Premier"), of which Mr. Detlor was President until December 1999, a warrant to purchase up to 500,000 shares of Common Stock, subject to certain vesting requirements. The Company granted the warrant to Premier in partial consideration for Premier executing a group purchasing agreement (the "Premier Agreement") with the Company. The right to purchase shares of common stock under the warrant vests annually in increments of 100,000 shares only upon the achievement of certain specified minimum annual sales and/or minimum cumulative sales of the Company's products to participating Premier shareholders. During the first two years under the warrant term (ending June 30, 2000), there was no vesting under the warrant. In February 1999, the Company extended the term of the Premier Agreement to February 28, 2004 and added the following products to the agreement: vascular access ports, port introducers and Huber needles. In 1999 and 2000, the Company paid administrative fees to Premier of $75,207 and $88,969, respectively.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and statements of changes in ownership of common stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company and certain representations of such persons, all such persons complied with the Section 16(a) reporting requirements during 2000, except (i) Julie F. Lancaster, who filed the Form 3 which was due on January 19, 2001 on February 2, 2001; and (ii) Augustin M. Azel, a former officer of the Company, who failed to file a Form 5 to report the receipt of options for the Company's common stock in 2000, which was reportable on a Form 5 due February 14, 2001.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for inclusion in the proxy statement relating to the Company's annual meeting of shareholders in 2002 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than December 8, 2001. Any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be received at the principal executive offices of the Company no later than February 23, 2002 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the matter if it is otherwise properly considered at the meeting.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto, accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                  Horizon Medical Products, Inc.
                                  One Horizon Way
                                  Manchester, Georgia 31816
                                  Attn: Controller

                               PROXY SOLICITATION

     The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. The Company expects the costs incurred relating to proxy solicitation to be nominal.

                                          By order of the Board of Directors,

                                          /s/ William E. Peterson, Jr.

                                          William E. Peterson, Jr.
                                          Secretary

April 9, 2001

                                                                      APPENDIX A

                         HORIZON MEDICAL PRODUCTS, INC.

                            AUDIT COMMITTEE CHARTER

I. ORGANIZATION

     The audit committee shall be comprised of at least three directors (no later than June 1, 2001), all of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All members of the audit committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the audit committee shall have accounting or related financial management expertise.

     The members of the audit committee shall be elected by the board of directors annually or until their successors shall be duly elected and qualified. Unless a Chairman of the audit committee is elected by the full board of directors, the members of the audit committee may designate a Chairman by majority vote of the full audit committee.

II. STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders and the investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to:

     - serve as an independent and objective party to monitor the corporation's financial reporting process and internal control system;

     - review as appropriate the audit efforts of the corporation's independent accountants; and

     - maintain free and open means of the communication between the directors, the independent auditors and the financial management of the corporation.

     The independent auditors are accountable to the board of directors and the audit committee. The board of directors and the audit committee shall have ultimate authority to select, evaluate and replace the independent auditors. The audit committee is also responsible for monitoring the independence of the independent auditors.

III. MEETINGS

     The audit committee shall hold four regular meetings each fiscal year, which shall be held shortly before the filing of the corporation's interim or annual financial statements with the Securities and Exchange Commission. In addition, the audit committee shall hold such special meetings as may be called by the Chairman of the audit committee or at the request of the corporation's independent accountants.

IV. RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

  Independent Auditors

     1. Review and recommend to the directors on an annual basis the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries and approve the fees and other compensation to be paid to the independent auditors.

     2. On an annual basis, review and discuss with the independent auditors all significant relationships the independent auditors have with the corporation to determine the independence of such auditors and receive a letter from the independent auditors regarding their independence.

     3. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

     4. Review each opinion or report of the independent auditors and review any comments or recommendations of the independent auditors with respect to the audited or interim financial statements.

     5. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel and the cooperation that the independent auditors received during the course of the audit.

     6. Review the range and cost of audit and non-audit services performed by the independent auditors.

     7. Discuss with the independent auditors, at least annually, the matters required by SAS 61.

  Financial Reporting Process

     8. Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation.

     9. Elicit recommendations from the independent auditors for the improvement of the corporation's internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     10. Review the internal audit function of the corporation, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     11. Review the corporation's audited financial statements with management and the independent auditors, including the nature and extent of any significant change in accounting principles or the application of such principles, and recommend to the board of directors whether the audited financial statements should be included in the corporation's Annual Report on Form 10-K.

     12. Review with financial management and the independent auditors the interim financial results prior to their public release or prior to the filing of the Quarterly Report on Form 10-Q.

  Review of Other Documents and Reports

     13. Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     14. Review the activities, organizational structure and qualifications of accounting and financial human resources within the corporation.

     15. Review the programs and policies of the corporation designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts.

     16. Review the procedures established by the corporation that monitor the compliance by the corporation with its loan and indenture covenants and restrictions.

     17. Review with the corporation's counsel any legal matter that could have a significant impact on the corporation's financial statements.

  Accountability to Board of Directors

     18. Report through its Chairman to the board of directors following the meetings of the audit committee.

     19. Maintain minutes or other records of meetings and activities of the audit committee, all of which shall be submitted to the corporate secretary to be filed with the minutes of meetings of the corporation's board of directors.

     20. Review this Charter annually and report and make recommendations to the board of directors regarding revisions to this Charter.

  Other

     21. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     22. Consider such other matters in relation to the financial affairs of the corporation and its accounts, and in relation to the internal and external audit of the corporation as the audit committee may, in its discretion, determine to be advisable.

     23. Perform any other activities consistent with this Charter, the corporation's by-laws and charter documents and governing law as the audit committee or the board of directors deems necessary or appropriate.

     24. Prepare a letter for inclusion in the annual proxy statement that describes the committee's composition and responsibilities, and how they were discharged.

                                                                      APPENDIX B

                         HORIZON MEDICAL PRODUCTS, INC.

                           1998 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
sec. 1 PURPOSE.........................................................    B-1
sec. 2 DEFINITIONS.....................................................    B-1

      2.1  Board.......................................................    B-1

      2.2  Change in Control...........................................    B-1

      2.3  Code........................................................    B-1

      2.4  Committee...................................................    B-1

      2.5  Fair Market Value...........................................    B-1

      2.6  Horizon Medical.............................................    B-1

      2.7  IPO.........................................................    B-1

      2.8  ISO.........................................................    B-1

      2.9  Key Employee................................................    B-1

      2.10 1933 Act....................................................    B-1

      2.11 Non-ISO.....................................................    B-1

      2.12 Option......................................................    B-2

      2.13 Option Certificate..........................................    B-2

      2.14 Option Price................................................    B-2

      2.15 Outside Director............................................    B-2

      2.16 Parent Corporation..........................................    B-2

      2.17 Plan........................................................    B-2

      2.18 Restricted Stock............................................    B-2

      2.19 Restricted Stock Certificate................................    B-2

      2.20 Rule 16b-3..................................................    B-2

      2.21 Stock.......................................................    B-2

      2.22 SAR Value...................................................    B-2

      2.23 Stock Appreciation Right....................................    B-2

      2.24 Stock Appreciation Right Certificate........................    B-2

      2.25 Subsidiary..................................................    B-2

      2.26 Ten Percent Shareholder.....................................    B-2
sec. 3 SHARES SUBJECT TO OPTIONS, RESTRICTED STOCK GRANTS OR STOCK
      APPRECIATION RIGHTS..............................................    B-2
sec. 4 EFFECTIVE DATE..................................................    B-3
sec. 5 COMMITTEE.......................................................    B-3
sec. 6 ELIGIBILITY.....................................................    B-3
sec. 7 GRANT OF OPTIONS TO KEY EMPLOYEES...............................    B-3

      7.1  Committee Action............................................    B-3

      7.2  $100,000 Limit..............................................    B-3

      7.3  Option Price................................................    B-4

      7.4  Exercise Period.............................................    B-4
sec. 8 GRANT OF OPTIONS TO OUTSIDE DIRECTORS...........................    B-4
      8.1  Grants of Non-ISOs to Outside Directors.....................    B-4

      8.2  Exercise Period for Non-ISOs Granted to Outside
      Directors During 1998............................................    B-4

      8.3  Exercise Period for Non-ISO Granted to Outside
      Directors After 1998.............................................    B-5

                                                                          PAGE
                                                                          ----
sec. 9 RESTRICTED STOCK................................................    B-5

      9.1  Committee Action............................................    B-5

      9.2  Conditions..................................................    B-5

           (a) Stock Issuance Conditions...............................    B-5

           (b) Grants Subject to Forfeiture............................    B-5

      9.3  Dividends and Voting Rights.................................    B-6

      9.4  Satisfaction of All Conditions..............................    B-6
sec. 10 STOCK APPRECIATION RIGHTS......................................    B-6

      10.1 Committee Action............................................    B-6

      10.2 Terms and Conditions........................................    B-6

           (a) Stock Appreciation Right Certificate....................    B-6

           (b) Option Certificate......................................    B-6

      10.3 Exercise....................................................    B-6
sec. 11 NONTRANSFERABILITY.............................................    B-7
sec. 12 SECURITIES REGISTRATION AND RESTRICTIONS.......................    B-7
sec. 13 LIFE OF PLAN...................................................    B-7
sec. 14 ADJUSTMENT.....................................................    B-8

      14.1 Capital Structure...........................................    B-8

      14.2 Mergers.....................................................    B-8

      14.3 Fractional Shares...........................................    B-8
sec. 15 CHANGE OF CONTROL..............................................    B-8
sec. 16 AMENDMENT OR TERMINATION.......................................    B-8
sec. 17 MISCELLANEOUS..................................................    B-9

      17.1 No Shareholder Rights.......................................    B-9

      17.2 No Contract of Employment...................................    B-9

      17.3 Withholding.................................................    B-9

      17.4 Loans.......................................................    B-9

      17.5 Rule 16b-3..................................................    B-9

      17.6 Construction................................................   B-10

                                     sec. 1

                                    PURPOSE

     The purpose of this Plan is to promote the interests of Horizon Medical by authorizing the Committee to grant Options to Key Employees and Outside Directors and to grant Restricted Stock and Stock Appreciation Rights to Key Employees in order (1) to attract and retain Key Employees and Outside Directors, (2) to provide an additional incentive to each Key Employee or Outside Director to work to increase the value of Stock and (3) to provide each Key Employee or Outside Director with a stake in the future of Horizon Medical which corresponds to the stake of each of Horizon Medical's shareholders.

                                     sec. 2

                                  DEFINITIONS

     2.1 Board -- means the Board of Directors of Horizon Medical Products, Inc.

     2.2 Change in Control -- means (a) the acquisition of the power to direct, or cause the direction, of the management and policies of Horizon Medical by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (b) the direct or indirect acquisition (other than through a bona fide public offering) of the power to vote 20% or more of the outstanding Stock by a person or persons (other than a person possessing such power on the date this Plan becomes effective or Horizon Medical or an employee benefit plan established and maintained by Horizon Medical), where, for purposes of this definition, (i) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (ii) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.

     2.3 Code -- means the Internal Revenue Code of 1986, as amended.

     2.4 Committee -- means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board.

     2.5 Fair Market Value -- means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal (a) under the New York Stock Exchange Composite Transactions if Stock is traded on the New York Stock Exchange or, if Stock is otherwise publicly traded, (b) under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with sec. 2.5(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available or if Stock is not publicly traded, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.6 Horizon Medical -- means Horizon Medical Products, Inc. and any successor to such organization.

     2.7 IPO -- means the initial public offering of Horizon Medical.

     2.8 ISO -- means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of sec. 422 of the Code.

     2.9 Key Employee -- means an employee of Horizon Medical or any Subsidiary or Parent who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of Horizon Medical.

     2.10 1933 Act -- means the Securities Act of 1933, as amended.

     2.11 Non-ISO -- means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of sec. 422 of the Code.

     2.12 Option -- means an ISO or a Non-ISO which is granted under sec. 7 or sec. 8 of this Plan.

     2.13 Option Certificate -- means the written agreement or instrument which sets forth the terms and conditions of an Option granted to a Key Employee or Outside Director under this Plan.

     2.14 Option Price -- means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.15 Outside Director -- means a director who is neither an officer, an employee, nor a 10% shareholder of Horizon Medical or a Parent or Subsidiary of Horizon Medical.

     2.16 Parent Corporation -- means any corporation which is a parent of Horizon Medical within the meaning of sec. 424(e) of the Code.

     2.17 Plan -- means this Horizon Medical 1998 Stock Incentive Plan as effective as of the date adopted by the Committee in 1998 and as amended from time to time thereafter.

     2.18 Restricted Stock -- means Stock granted to a Key Employee under sec. 9 of this Plan.

     2.19 Restricted Stock Certificate -- means the written agreement or instrument which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

     2.20 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16b of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

     2.21 Stock -- means the Common Stock of Horizon Medical, without any adjustment for the stock split effected prior to the IPO.

     2.22 SAR Value -- means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under sec. 10.

     2.23 Stock Appreciation Right -- means a right to receive the appreciation in a share of stock which is granted under sec. 10 of this Plan either as part of an Option or independent of any Option.

     2.24 Stock Appreciation Right Certificate -- means the written agreement or instrument which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.

     2.25 Subsidiary -- means any corporation which is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of Horizon Medical and any other organization which would be treated as under common control with Horizon Medical under sec. 414(c) of the Code if "50 percent" was substituted for "80 percent" in the income tax regulations under sec. 414(c) of the Code.

     2.26 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of either Horizon Medical, a Subsidiary or a Parent Corporation.

                                     sec. 3

               SHARES SUBJECT TO OPTIONS, RESTRICTED STOCK GRANTS
                          OR STOCK APPRECIATION RIGHTS

     There shall be 1,400,000 shares of Stock reserved for use under this Plan. Such shares of Stock shall be reserved to the extent that Horizon Medical deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Horizon Medical. Any shares of Stock subject to an Option which remain unissued after the cancellation or expiration of such Option, any shares of Restricted Stock which are forfeited or canceled and any shares of Stock subject to a Stock Appreciation Right with respect to which no exercise has been made under sec. 10 before the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again be available for use under this Plan.

                                     sec. 4

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date this Plan is adopted by the Committee in 1998, provided Horizon Medical's shareholders (acting at a duly called meeting of such shareholders) approve this Plan within twelve (12) months after the date the Committee adopts this Plan. Any Option or Restricted Stock or Stock Appreciation Right granted before such shareholder approval automatically shall be granted subject to such approval.

                                     sec. 5

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Horizon Medical, on each affected Key Employee and on each other person directly or indirectly affected by such action.

                                     sec. 6

                                  ELIGIBILITY

     Only Key Employees and Outside Directors shall be eligible for the grant of Options under this Plan, and only Key Employees shall be eligible for the grant of Restricted Stock or Stock Appreciation Rights under this Plan.

                                     sec. 7

                       GRANT OF OPTIONS TO KEY EMPLOYEES

     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant an Option to a Key Employee under this Plan from time to time to purchase shares of Stock and, further, shall have the right to grant a new Option to a Key Employee in exchange for the cancellation of an outstanding Option granted to such Key Employee which has a higher or lower Option Price. Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall

          (a) specify whether the Option is an ISO or Non-ISO, and

          (b) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including (without limitation) a limitation on the number of shares subject to the Option which first become exercisable on any date or a Stock Appreciation Right which is a part of such Option.

     If the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

     7.2 $100,000 Limit. The aggregate Fair Market Value of the shares of Stock subject to ISOs and other incentive stock options (which satisfy the requirements under sec. 422 of the Code) granted to a Key Employee under this Plan and under any other stock option plan adopted by Horizon Medical, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted. The Committee shall interpret and administer the limitation set forth in this sec. 7.2 in accordance with sec. 422(d) of the Code, and the Committee shall treat this sec. 7.2 as in effect only for those periods for which sec. 422(d) of the Code is in effect.

     7.3 Option Price. The Option Price for each share of Stock subject to an ISO or Non-ISO granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the ISO or Non-ISO is granted unless the Option is an ISO and the Option is granted to a Key Employee who is a Ten Percent Shareholder, in which event the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date the ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Certificate at the discretion of the Committee may provide for the payment of the Option Price either in cash (which may be provided through a loan or other extension of credit) or in Stock which has been held by the Key Employee for at least 6 months or in any combination of cash and such Stock. If an Option Certificate allows the payment of the Option Price in whole or in part in Stock, such payment shall be made in Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

     7.4 Exercise Period. Each Option granted to a Key Employee under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall

          (a) make an Option exercisable before the end of the six month period which starts on the date such Option is granted, or

          (b) make an Option exercisable on or after the earliest of the

             (1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted,

             or

             (2) the date which is the tenth anniversary of the date such Option is granted, if such Option is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted or if such Option is a Non-ISO.

     An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

                                     sec. 8

                     GRANT OF OPTIONS TO OUTSIDE DIRECTORS

     8.1 Grants of Non-ISOs to Outside Directors. Each person who is an Outside Director at the time of the IPO automatically will be granted a Non-ISO under this Plan to purchase 10,000 shares of Stock at an Option Price equal to the IPO price of a share of Stock. Thereafter, the Committee acting in its absolute discretion shall have the right to grant to an Outside Director at the time he or she becomes an Outside Director and at any time thereafter a Non-ISO to purchase shares of Stock under this Plan at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant.

     8.2 Exercise Period for Non-ISOs Granted to Outside Directors During
1998. Subject to any special exercise rules set forth in an Option Certificate evidencing the grant of a Non-ISO to an Outside Director during 1998 under this Plan, an Outside Director's right to exercise a Non-ISO granted to him or her during 1998 under this Plan shall be conditioned on the Outside Director continuing as an Outside Director of Horizon Medical as follows:

          (a) If the Outside Director continues as an Outside Director of Horizon Medical or a Subsidiary until the first anniversary of the date he or she is granted a Non-ISO under this Plan, the Outside

     Director may exercise the Non-ISO as to 33 1/3% of the shares of Stock covered by the Non-ISO on such grant date.

          (b) If the Outside Director continues as an Outside Director of Horizon Medical or a Subsidiary until the second anniversary of the date he or she is granted a Non-ISO under this Plan, the Outside Director may exercise the Non-ISO as to an additional 33 1/3% of the shares of Stock covered by the Non-ISO on such grant date.

          (c) If the Outside Director continues as an Outside Director of Horizon Medical or a Subsidiary until the third anniversary of the date he or she is granted a Non-ISO under this Plan, the Outside Director may exercise the Non-ISO as to the remaining shares of Stock covered by the Option.

The aggregate number of shares of Stock which the Outside Director can purchase through the exercise of the Non-ISO on any date shall equal the excess number of shares of Stock as to which the Outside Director has the right on such date to purchase over the number of shares of Stock which Outside Director previously has purchased through the exercise of the Non-ISO. An Option Certificate may provide for the exercise of a Non-ISO after the Outside Director ceases to serve as an Outside Director for any reason whatsoever, including death or disability.

     8.3 Exercise Period for Non-ISO Granted to Outside Directors After
1998. An Outside Director's right to exercise a Non-ISO granted to him or her after 1998 under this Plan shall be conditioned on the Outside Director continuing as an Outside Director of Horizon Medical with such vesting requirements as the Committee shall establish from time to time. The aggregate number of shares of Stock which the Outside Director can purchase through the exercise of the Non-ISO on any date shall equal the excess number of shares of Stock as to which the Outside Director has the right on such date to purchase over the number of shares of Stock which the Outside Director previously has purchased through the exercise of the Non-ISO. An Option Certificate may provide for the exercise of a Non-ISO after the Outside Director ceases to serve as an Outside Director for any reason whatsoever, including death or disability.

                                     sec. 9

                                RESTRICTED STOCK

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to a Key Employee under this Plan from time to time and, further, shall have the right to make a new Restricted Stock grant to a Key Employee in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which Stock will be issued in the name of the Key Employee and the conditions, if any, under which the Key Employee's interest in such Stock will become nonforfeitable.

     9.2 Conditions.

          (a) Stock Issuance Conditions. The Committee acting in its absolute discretion may make the issuance of Restricted Stock in the name of a Key Employee subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition or the expiration date, if any, for each such condition. Stock shall be issued in the name of a Key Employee only after each such condition, if any, has been satisfied or has expired in accordance with the terms of the related Restricted Stock Certificate, and upon issuance such Stock shall be held by Horizon Medical (or Horizon Medical's delegate) pending the satisfaction or expiration of the forfeiture conditions, if any, set forth in the related Restricted Stock Certificate.

          (b) Grants Subject to Forfeiture. The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee subject to forfeiture upon a failure to satisfy one, or more than one, condition which the Committee acting in its absolute discretion deems appropriate under the circumstances, and the related Restricted Stock Certificate shall set forth each such forfeiture condition, if any, and the related deadline, if any, for satisfying each such forfeiture condition or the expiration date, if any, for each such condition. Stock issued in the name of a Key Employee shall be forfeited unless each such forfeiture condition, if any, has been satisfied or has expired in accordance with the terms of the related Restricted Stock Certificate.

     9.3 Dividends and Voting Rights. Each Restricted Stock Certificate shall specify what rights, if any, a Key Employee shall have with respect to the Stock issued in the name of a Key Employee, including rights to receive dividends and to vote, pending the forfeiture of such Stock or the satisfaction or expiration of each forfeiture condition, if any, with respect to such Stock. Furthermore, the Committee may grant dividend equivalent rights on Restricted Stock while such Stock remains subject to an issuance condition under sec. 9.2(a) under which cash equivalent to a dividend shall be paid to the Key Employee by Horizon Medical when a dividend is paid, and any such dividend equivalent right shall be set forth in the related Restricted Stock Certificate.

     9.4 Satisfaction of All Conditions. A share of Stock issued in the name of a Key Employee shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable, and the certificate representing such share shall be released by Horizon Medical (or Horizon Medical's delegate) and transferred to the Key Employee as soon as practicable thereafter.

                                    sec. 10

                           STOCK APPRECIATION RIGHTS

     10.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant Shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     10.2 Terms and Conditions.

          (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     10.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from Horizon Medical in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this sec. 10.3.

                                    sec. 11

                               NONTRANSFERABILITY

     No Option, Restricted Stock or Stock Appreciation Right shall be transferable by a Key Employee or an Outside Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall be exercisable during a Key Employee's or Outside Director's lifetime only by the Key Employee or Outside Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Key Employee or Outside Director.

                                    sec. 12

                    SECURITIES REGISTRATION AND RESTRICTIONS

     Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction or expiration of the forfeiture conditions, if any, on any Restricted Stock, the Key Employee or Outside Director shall, if so requested by Horizon Medical, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Horizon Medical, shall deliver to Horizon Medical a written statement satisfactory to Horizon Medical to that effect. Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate also shall provide that, if so requested by Horizon Medical, the Key Employee or Outside Director shall make a written representation to Horizon Medical that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to Horizon Medical an opinion in form and substance satisfactory to Horizon Medical of legal counsel satisfactory to Horizon Medical that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Restricted Stock may at the discretion of Horizon Medical bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Horizon Medical of legal counsel satisfactory to Horizon Medical that such registration is not required.

                                    sec. 13

                                  LIFE OF PLAN

     No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of

          (a) the tenth anniversary of the effective date of this Plan, at which Point this Plan shall continue in effect only until all then outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all then outstanding Restricted Stock grants have been forfeited or the forfeiture conditions, if any, with respect to such grants have been satisfied or expired, or

          (b) the date on which all of the Stock reserved under sec. 3 of this Plan has (as a result of the exercise of Options or Stock Appreciation Rights or the satisfaction or expiration of the forfeiture conditions, if any, on all Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    sec. 14

                                   ADJUSTMENT

     14.1 Capital Structure. The number, kind or class of shares of Stock reserved under sec. 3 of this Plan and the number, kind or class of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Horizon Medical, including, but not limited to, such changes as stock dividends or stock splits.

     14.2 Mergers. The Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan. Furthermore, the Committee as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) to make Restricted Stock, Option and stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation, to the extent that such corporate transaction Calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

     14.3 Fractional Shares. If any adjustment under this sec. 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Option or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 14 by the Committee shall be conclusive and binding on all affected persons.

                                    sec. 15

                               CHANGE OF CONTROL

     If the Committee determines that there has been a Change in Control of Horizon Medical or a bona fide tender or exchange offer for Stock (other than a tender offer by Horizon Medical or an employee benefit plan established and maintained by Horizon Medical), the Committee thereafter shall have the right to take such action, if any, with respect to any or all then outstanding Options, Stock Appreciation Rights and Restricted Stock grants under this Plan as the Committee deems appropriate under the circumstances to protect the interest of Horizon Medical in maintaining the integrity of such grants under this Plan, including waiving any conditions to the exercise of such Options and Stock Appreciation Rights and any issuance and forfeiture conditions on any Restricted Stock and thereafter canceling such Options, Stock Appreciation Rights and Restricted Stock grants. The Committee shall have the right to take different action under this sec. 15 with respect to different Key Employees or Outside Directors or different groups of Key Employees or Outside Directors, as the Committee deems appropriate under the circumstances.

                                    sec. 16

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate. The Committee also may suspend the granting of Options or Stock Appreciation

Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, Horizon Medical shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless (1) the Key Employee or Outside Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of Horizon Medical or a transaction described in sec. 14 or sec. 15 of this Plan.

                                    sec. 17

                                 MISCELLANEOUS

     17.1 No Shareholder Rights. No Key Employee or Outside Director shall have any rights as a shareholder of Horizon Medical as a result of the grant of an Option or a Stock Appreciation Right to him or to her under this Plan or his or her exercise of such Option or a Stock Appreciation Right pending the actual delivery of Stock subject to such Option or Stock Appreciation Right to such Key Employee or Outside Director, and no Key Employee shall have any rights as a shareholder with respect to any Restricted Stock except those rights, if any, set forth in the related Restricted Stock Certificate.

     17.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Outside Director under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee or Outside Director any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate.

     17.3 Withholding. Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Outside Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction or expiration of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Outside Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

     17.4 Loans. If approved by the Committee, Horizon Medical may lend money to, or guarantee loans by a third party to, any Key Employee or Outside Director to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan. If approved by the Committee, Horizon Medical also may, in accordance with a Key Employee's or Outside Director's instructions, transfer Stock upon the exercise of an Option directly to a third party in connection with any arrangement made by the Key Employee or Outside Director for financing the exercise of such Option.

     17.5 Rule 16b-3. The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Outside Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule to the extent Rule 16 of the Securities Exchange Act of 1934, as amended, might be applicable to such grant or transfer.

     17.6 Construction. All of the defined terms under this Plan are set forth in sec. 2 of this Plan. All references to sections (sec.) are to sections (sec.) of this Plan unless otherwise indicated. All references to the singular shall include the plural, and all references to the plural shall include the singular. This Plan shall be construed under the laws of the State of Georgia.

     IN WITNESS WHEREOF, Horizon Medical has caused its duly authorized officer
to execute this Plan this      day of      , 1998 to evidence its adoption of
this Plan.

                                          HORIZON MEDICAL PRODUCTS, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

PROXY CARD                                                            PROXY CARD
                         HORIZON MEDICAL PRODUCTS, INC.
            Annual Meeting of Shareholders -- To Be Held May 8, 2001
                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

    The undersigned hereby appoint(s) Marshall B. Hunt and William E. Peterson, Jr., and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Horizon Medical Products, Inc. that the undersigned would be entitled to cast if personally present at the 2001 Annual Meeting of Shareholders of the Company to be held on May 8, 2001, at 11:00 a.m., local time, at One Horizon Way, Manchester, Georgia 31816, and at any postponement or adjournment thereof. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted for the election of all nominees for director listed on the reverse side, for proposal number 2, for proposal number 3 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                                  Vote by Mail

    Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Horizon Medical Products, Inc., One Horizon Way, Manchester, Georgia 31816.

                             Thank you for voting.

                        Control Number:
                                        ---------------

               The Board recommends a vote for items 1, 2 and 3.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                           (continued on other side)

Please mark all choices like this [X]
Election of directors:

(1)  (a) Marshall B. Hunt
     (b) William E. Peterson, Jr.   [ ] FOR ALL                   [ ] WITHHOLD ALL              [ ] FOR ALL EXCEPT
     (c) A. Gordon Tunstall

To withhold authority to vote, mark "For All Except" and write the nominee's letter on the line:
--------------------------------------------------------------------------------
Appointment of Independent Auditors:

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001.
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN
Increase shares authorized under the Company's 1998 Stock Incentive Plan:
(3) To increase the total number of shares of the Company's common stock authorized and reserved for issuance under the Company's 1998 Stock Incentive Plan from 800,000 shares to 1,400,000 shares.
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Date

                                                  ------------------------------
                                                  Signature (Joint Owners)

                                                  ------------------------------
                                                  Date
                                                     (Please Sign Within Box)